UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 24, 2005

                              Hibernia Corporation
             (Exact name of registrant as specified in its charter)

   Louisiana                       1-10294                        72-0724532
(State or other                  (Commission                    (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)

313 Carondelet Street, New Orleans,
Louisiana 70130
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (504) 533-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 24, 2005, the Board of Directors of Hibernia Corporation approved the adoption of a deferred award plan for key management employees, effective as of January 1, 2005. The plan provides benefits to a select group of management and highly compensated employees of Hibernia Corporation and its subsidiaries and is designed to comply with the requirements of The American Jobs Creation Act of 2004. The material terms of the plan include the ability of the Company to grant deferred awards to participants determined by the Executive Compensation Committee, which has authorized contributions to the extent that a participant's income from certain sources after retirement is anticipated to be less than 39% of the average of his or her salary and bonus for the three years prior to retirement at age 65. In connection with the Board of Directors' adopting the deferred award plan, the Executive Compensation Committee froze the prior plan to additional contributions that were not vested effective as of December 31, 2004.

Item 9.01 Financial Statements and Exhibits.

(c) The exhibit listed below is being filed pursuant to Item 1.01 hereof as a part of this current report on Form 8-K.

Exhibit No.   Description

10.1          Hibernia Corporation 2005 Deferred Award Plan

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HIBERNIA CORPORATION
                                  (Registrant)

Date: August 30, 2005              By: /s/ Cathy E. Chessin
                                     ----------------------
                                   Cathy E. Chessin
                                   Executive Vice President,
                                  Secretary and
                                   Corporate Counsel


                                  EXHIBIT INDEX

Exhibit No.   Description

10.1          Hibernia Corporation 2005 Deferred Award Plan